As filed with the Securities and Exchange Commission on February 6, 2007

Registration No. 333-140090

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Louis T. Hsieh

Chief Financial Officer

No. 6 Hai Dian Zhong Street, 9th Floor

Haidian District, Beijing 100080

People’s Republic of China

(8610) 6260-5566

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Zhang Z. Julie Gao Latham & Watkins LLP 41st Floor, One Exchange Square 8 Connaught Place, Central Hong Kong (852) 2522-7886	Alan D. Seem Shearman & Sterling LLP 12th Floor East Tower Twin Towers B-12 Jianguomenwai Dajie Beijing 100022 People’s Republic of China (8610) 5922-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common shares, par value $0.01 per share(2)(3)	32,200,000	$282,555,000	$30,233

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on $35.10, which is based on the average of the high and low sales prices of the Registrant’s American depositary shares, as reported by the New York Stock Exchange on February 2, 2007.
(2)	Includes common shares represented by American depositary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes common shares represented by American depositary shares that may be purchased by the underwriters pursuant to an over-allotment option. These common shares are not being registered for the purpose of sales outside the United States.
(3)	American depositary shares issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-136862). Each American depositary share represents four common shares.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our Articles of Association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own willful neglect or default.

Pursuant to the form of indemnification agreements filed as Exhibit 10.2 to our Registration Statement on Form F-1 (Registration No. 333-136825) originally filed with the Securities and Exchange Commission on August 22, 2006, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement also provides for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our common shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation S under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Time Promise Investments Limited	December 24, 2004	2,010,000	Par Value	N/A
Central Plains Limited	December 24, 2004	510,000	Par Value	N/A
China Central Limited	December 24, 2004	710,000	Par Value	N/A
Tigerstep Developments Limited	December 24, 2004	45,000,000	Par Value	N/A
Capital River Group Limited	December 24, 2004	294,386	Par Value	N/A
Success Tycoon Limited	December 24, 2004	371,643	Par Value	N/A
Peak Idea International Limited	December 24, 2004	368,696	Par Value	N/A
Forthright Trading Limited	December 24, 2004	221,734	Par Value	N/A
Easebright International Limited	December 24, 2004	147,700	Par Value	N/A
Time Promise Investments Limited	December 24, 2004	74,034	Par Value	N/A
Strong Great International Limited	December 24, 2004	76,244	Par Value	N/A
Fame Gain Investments Limited	December 24, 2004	114,366	Par Value	N/A
Challenge Now Limited	December 24, 2004	18,785	Par Value	N/A
Central Plains Limited	December 24, 2004	18,785	Par Value	N/A
China Central Limited	December 24, 2004	26,150	Par Value	N/A

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration (US$)	Underwriting Discount and Commission
Tiger Technology Private Investment Partners II, L.P.	December 24, 2004	11,111,111	22,499,999.78	N/A
Entities affiliated with Tiger Technology Private Investment Partners II, L.P.	December 24, 2004	5,184,164	9,391,631.50	N/A
Entities affiliated with Tiger Technology Private Investment Partners II, L.P.	May 25, 2005	4,743,064	9,182,571.90	N/A
Capital River Group Limited	December 24, 2004	7,380,836	Par Value	N/A
Success Tycoon Limited	December 24, 2004	9,628,357	Par Value	N/A
Peak Idea International Limited	December 24, 2004	9,010,000	Par Value	N/A
Forthright Trading Limited	December 24, 2004	5,420,000	Par Value	N/A
Easebright International Limited	December 24, 2004	3,802,300	Par Value	N/A
Strong Great International Limited	December 24, 2004	1,973,756	Par Value	N/A
Fame Gain Investments Limited	December 24, 2004	2,505,000	Par Value	N/A
Challenge Now Limited	December 24, 2004	390,000	Par Value	N/A
Employees and Directors	From February 28, 2006 to September 7, 2006	Options to purchase a total of 8,819,000 common shares	Exercise Price	N/A

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement.

3.2*	Amended and Restated Memorandum and Articles of Association of the Registrant.

4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).

4.2*	Registrant’s Specimen Certificate for Common shares.

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts.

4.4*	Share Purchase Agreement, dated December 24, 2004, in respect of the issue of preferred shares of the Registrant.

4.5*	First Amended and Restated Investors’ Rights Agreement, dated as of May 25, 2005, among the Registrant and other parties therein.

4.6*	Voting Agreement, dated as of December 24, 2004, among the Registrant and other parties therein.

4.7*	Right of First Refusal and Co-Sale Agreement, dated as of December 24, 2004 among the Registrant and other parties therein.

5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the common shares being registered.

Exhibit Number	Description of Document

8.1**	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.

10.1*	2006 Share Incentive Plan.

10.2*	Form of Indemnification Agreement with the Registrant’s directors.

10.3*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant.

21.1*	Subsidiaries of the Registrant.

23.1**	Consent of Deloitte Touche Tohmatsu CPA Ltd., an Independent Registered Public Accounting Firm.

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.3**	Consent of Latham & Watkins LLP.

23.4**	Consent of Tian Yuan Law Firm (included in Exhibit 99.16).

24.1**	Power of Attorney (included on signature page).

99.1*	Code of Business Conduct and Ethics of the Registrant.

99.2*	English Translation of Form of Teaching Support Agreement between Beijing Decision and New Oriental schools.

99.3*	English Translation of Form of Website Development and Use Agreement between Beijing Decision and New Oriental schools.

99.4*	English Translation of Form of New Enrollment System Development Service Agreement between Beijing Decision and New Oriental schools.

99.5*	English Translation of Form of Trademark License Agreement between Beijing Hewstone and New Oriental schools.

99.6*	English Translation of Trademark License Agreement dated May 13, 2006 between our company and New Oriental China.

99.7*	English Translation of Form of Exclusive Option Agreement among our company, New Oriental China and shareholders of New Oriental China.

99.8*	English Translation of Form of Equity Pledge Agreement among our company, New Oriental China and shareholders of New Oriental China.

99.9*	English Translation of Loan Agreement dated December 3, 2003 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

99.10*	English Translation of Loan Agreement dated September 29, 2002 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

Exhibit Number	Description of Document

99.11*	English Translation of Land Use Right Mortgage Agreement dated September 29, 2002 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

99.12*	English Translation of Building Mortgage and Loan Agreement dated March 31, 2005 between New Oriental China and China Minsheng Banking Corporation Ltd. Beijing Hepingli Branch.

99.13*	English Translation of Credit Facility Agreement dated February 5, 2006 between Beijing Haidian District Private-Funded New Oriental School and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.14*	English Translation of Maximum Amount Guarantee Agreement dated February 5, 2006 between Michael Minhong Yu and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.15*	English Translation of Maximum Amount Guarantee Agreement dated February 5, 2006 between New Oriental China and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.16**	Opinion of Tianyuan Law Firm regarding certain PRC law matters.
* Incorporated by reference to the exhibit with the same exhibit number to the Registrant’s registration statement on Form F-1, as amended (File No. 333-136825). ** Filed previously. *** Filed herewith.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on February 6, 2007.

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

By:	/s/ Michael Minhong Yu
Name: Michael Minhong Yu
Title: Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2007.

Signature	Title

/s/ Michael Minhong Yu Name: Michael Minhong Yu	Chairman of the Board / Chief Executive Officer (principal executive officer)

/s/ Louis T. Hsieh Name: Louis T. Hsieh	Chief Financial Officer (principal financial officer)

/s/ * Name: Ping Wei	Director of Finance and Controller (principal accounting officer)

/s/ * Name: Xiaohong Chen	Director

/s/ * Name: Robin Yanhong Li	Director

/s/ * Name: Denny Lee	Director

/s/ * Name: Chenggang Zhou	Director

/s/ * Name: Donald J. Puglisi Title: Managing Director Puglisi & Associates	Authorized U.S. Representative

*By: /s/ Michael Minhong Yu Michael Minhong Yu Attorney-in-Fact

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1***	Form of Underwriting Agreement.

3.2*	Amended and Restated Memorandum and Articles of Association of the Registrant.

4.1*	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3).

4.2*	Registrant’s Specimen Certificate for Common shares.

4.3*	Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts.

4.4*	Share Purchase Agreement, dated December 24, 2004, in respect of the issue of preferred shares of the Registrant.

4.5*	First Amended and Restated Investors’ Rights Agreement, dated as of May 25, 2005, among the Registrant and other parties therein.

4.6*	Voting Agreement, dated as of December 24, 2004, among the Registrant and other parties therein.

4.7*	Right of First Refusal and Co-Sale Agreement, dated as of December 24, 2004 among the Registrant and other parties therein.

5.1**	Opinion of Conyers Dill & Pearman regarding the validity of the common shares being registered.

8.1**	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters.

10.1*	2006 Share Incentive Plan.

10.2*	Form of Indemnification Agreement with the Registrant’s directors.

10.3*	Form of Employment Agreement between the Registrant and a Senior Executive Officer of the Registrant.

21.1*	Subsidiaries of the Registrant.

23.1**	Consent of Deloitte Touche Tohmatsu CPA Ltd., an Independent Registered Public Accounting Firm.

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.3**	Consent of Latham & Watkins LLP.

23.4**	Consent of Tian Yuan Law Firm (included in Exhibit 99.16).

24.1**	Power of Attorney (included on signature page).

99.1*	Code of Business Conduct and Ethics of the Registrant.

Exhibit Number	Description of Document

99.2*	English Translation of Form of Teaching Support Agreement between Beijing Decision and New Oriental schools.

99.3*	English Translation of Form of Website Development and Use Agreement between Beijing Decision and New Oriental schools.

99.4*	English Translation of Form of New Enrollment System Development Service Agreement between Beijing Decision and New Oriental schools.

99.5*	English Translation of Form of Trademark License Agreement between Beijing Hewstone and New Oriental schools.

99.6*	English Translation of Trademark License Agreement dated May 13, 2006 between our company and New Oriental China.

99.7*	English Translation of Form of Exclusive Option Agreement among our company, New Oriental China and shareholders of New Oriental China.

99.8*	English Translation of Form of Equity Pledge Agreement among our company, New Oriental China and shareholders of New Oriental China.

99.9*	English Translation of Loan Agreement dated December 3, 2003 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

99.10*	English Translation of Loan Agreement dated September 29, 2002 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

99.11*	English Translation of Land Use Right Mortgage Agreement dated September 29, 2002 between Yangzhou New Oriental Education & Technology Co., Ltd. and the Bank of Communications Yangzhou Branch.

99.12*	English Translation of Building Mortgage and Loan Agreement dated March 31, 2005 between New Oriental China and China Minsheng Banking Corporation Ltd. Beijing Hepingli Branch.

99.13*	English Translation of Credit Facility Agreement dated February 5, 2006 between Beijing Haidian District Private-Funded New Oriental School and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.14*	English Translation of Maximum Amount Guarantee Agreement dated February 5, 2006 between Michael Minhong Yu and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.15*	English Translation of Maximum Amount Guarantee Agreement dated February 5, 2006 between New Oriental China and Bank of Beijing Co., Ltd. Haidian Road Sub-branch.

99.16**	Opinion of Tianyuan Law Firm regarding certain PRC law matters.

*	Incorporated by reference to the exhibit with the same exhibit number to the Registrant’s registration statement on Form F-1, as amended (File No. 333-136825).
**	Filed previously.
***	Filed herewith.